                                   EXHIBIT
                                     4.4

                              Revised and Restated
                                 BOND INDENTURE

          THIS BOND INDENTURE IS SUBORDINATED UNDER THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 15, 1995, EXECUTED BY THE TRUSTEE HEREOF IN FAVOR OF MARINE MIDLAND BUSINESS LOANS, INC. THIS BOND INDENTURE MAY NOT BE MODIFIED, AMENDED, RENEWED, REPLACED OR REDEEMED WITHOUT THE PRIOR, WRITTEN CONSENT OF MARINE MIDLAND BUSINESS LOANS, INC.


     THIS REVISED AND RESTATED BOND INDENTURE (BOND INDENTURE) is made and entered into this 17 day of November, 1995, to be effective as of May 31, 1995, by and between Arrhythmia Research Technology, Inc., a Delaware corporation (ART), represented herein by E. P. Marinos, duly authorized President, and Micron Products Inc., a Massachusetts corporation (MICRON and collectively with ART, the MORTGAGORS), represented herein by Anthony A. Cetrone, authorized President, with The Trust Company of Louisiana, (the TRUSTEE), herein represented by Allain G. Davidson, Jr., Vice President.

                                    RECITALS

     ART desires to acquire funds for the transactions of its business, and Micron, a subsidiary of ART, desires to facilitate this acquisition so that ART might more readily support future Micron projects.

     ART's board of directors has authorized its borrowing an aggregate of Six Hundred Thousand ($600,000) Dollars, issuing bonds for the amount borrowed and to mortgaging property and assets for the purpose of securing the payment of the principal of and interest on the bonds.

     Mortgagors have previously issued bonds in the aggregate principal amount of $600,000.00 secured by, and subject to the terms and provisions of, that certain Bond Indenture (the ORIGINAL INDENTURE) dated May 31, 1995, executed by and among Mortgagors and Trustee.

     Subsequent to the date of the Original Indenture, Mortgagors have obtained a revolving credit and term loan facility from Marine Midland Business Loan, Inc. (MARINE), a condition to which is that the Original Indenture, and the related bonds, be subordinated in all respects to the prior payment and performance of the Bank Debt (hereafter defined), and the Bank Lien (hereafter defined).

     To reflect the subordination of the Original Indenture, and related bonds, Trustee, Mortgagor, and the bond holders have agreed to revise and restate the Original Indenture and related bonds pursuant to the terms and provisions contained herein.

     Accordingly, the Mortgagors' respective boards of directors have approved the form of Revised and Restated Bond (the BOND) to this Bond#Indenture and the certificate to be signed by the Trustee authenticating the bonds.

     The Mortgagors' respective boards of directors have approved this Bond Indenture, and have authorized each of the respective presidents of the Mortgagors to execute the same in the name and on behalf of the Mortgagors, to record this Bond Indenture in the office of the register of conveyances in and for Calcasieu Parish, Louisiana, and to deliver this Bond Indenture on behalf of the Mortgagors to the Trustee.


MORTGAGE

     To secure the payment of the principal of and interest on the bonds as may from tune to time be outstanding under this Bond Indenture according to their terms, and to declare the terms and conditions upon which such bonds are to be issued, the Mortgagors, in consideration of the purchase and acceptance of the bonds by the holders thereof, have executed and delivered this Bond Indenture and, by this Bond Indenture, have mortgaged to the Trustee, its successors and assigns, their respective interests in the following property:

     1. A security interest in all ART's patents, trademarks, servicemarks, other intellectual property, licenses, contract rights, and all proceeds thereof; subject and subordinate in all respects to the Bank Lien.

     2. A security interest in all outstanding shares of Micron Products Inc., (MICRON), and Micron's real estate, equipment, furniture, fixtures, inventory, and accounts receivable, subject and subordinate in all respects to any collateral pledge of Micron shares by ART, and the Bank Lien.

     To have and to hold the property and rights unto the Trustee, its successors and assigns, forever, but: (i) in trust, nevertheless, for the benefit and security of all persons who are or may become owners or holders of all or any of the bonds, and for enforcing the payment of the principal of and interest on the bonds issued under or pursuant hereto according to the terms of this Bond Indenture and of the bonds; and (ii) subject and subordinate in all respects to the rights, collateral pledge, liens and security interests now or hereafter granted by ART and(or Micron in favor of Marine, (such rights, collateral pledge, liens and security interests created by ART or Micron in favor of Marine referred to herein as the BANK LIEN), and the prior payment and performance of the indebtedness, liabilities and obligations of ART and Micron to Marine in existence at any time, and from tune to time (such indebtedness, liabilities and obligations of ART and Micron to Marine, now existing or hereafter incurred, together with any future advances, deferrals, renewals, increases, modifications or extensions thereof, referred to herein as the BANK
DEBT).

     No bond shall have any priority or distinction as to lien or otherwise over any other bond. However, if the Mortgagors or their successors or assigns pay or cause to be paid to the holders of the bonds the principal of and interest on the bonds at the time and in the manner set forth therein, and performs all of the covenants and conditions set forth in the bonds and in this Bond Indenture, then the mortgage granted under and pursuant to this Bond Indenture, and all rights granted herein shall cease and this Bond Indenture shall be void.

                                                                     PAGE 2
                                          REVISED & RESTATED BOND INDENTURE

     The specific trusts, uses, purposes, conditions, and covenants upon which Mortgagors' property, rights, and privileges mortgaged hereunder are to be held by the Trustee, and subject to which the bonds are to be issued and to be held by the holders of the bonds, are as follows:

     1. CONTINUING LIEN. This Bond Indenture is subject in all respects to the Bank Lien and creates a continuing lien to secure the full, complete and Final payment of the principal of and interest on all of the bonds that from tune to tune may be issued and sold hereunder or pursuant hereto.

     The total aggregate principal amount of bonds issued and sold hereunder or pursuant hereto shall not exceed Six Hundred Thousand ($600,00()) Dollars. The bonds shall be issued upon the terms and conditions, be in the denominations, mature in the manner and at the tune and place, and pay the interest as set forth in the form of Revised and Restated Bond Form attached hereto as Exhibit "A".

     2. AUTHENTICATION OF BONDS. The bonds secured hereby shall be executed from tune to time by ART and delivered to the Trustee. The Trustee shall authenticate and deliver the initial bonds pursuant to the directions of the ART's board of directors. The instructions shall be delivered to the Trustee in the form of a certified copy of minutes of the board of directors. The Trustee may issue replacement or substitute bonds without further direction on receipt of normal transfer instructions. The Trustee shall not in any way be responsible for the issue and sale of the bonds or the application of the proceeds from the sale thereof. Only the bonds properly authenticated by the Trustee shall be secured by this Bond Indenture or be entitled to any lien or benefit hereunder. The signature of the Trustee of the certificate on a bond shall constitute authentication of that bond. The Trustee's certificate shall be conclusive evidence that the bond so certified has been duly issued hereunder and is entitled to the benefit and protection hereof.

     3. PAYMENT OF PRINCIPAL AND INTEREST Subject to the prior payment and performance of the Bank Debt, ART covenants that it shall fully pay and satisfy both the principal of and interest on all of the bonds issued hereunder or pursuant hereto according to the tens hereof and according to the Bond Form attached hereto. Payment shall be made without deduction either from principal or interest for any assessments, taxes and other charges now or subsequently imposed upon the bonds either by the United States or by any state, county or municipality that the Mortgagors may be compelled to deduct from the bonds.

     4. POSSESSION OF MORTGAGED PROPERTY BY MORTGAGORS. Until the Bank Debt is paid in full, the Trustee shall permit Mortgagors, their successors and assigns, to possess, operate and enjoy all of the property mortgaged under or pursuant hereto, subject to the Bank Lien. Such possession, operation and enjoyment shall be subject to the rights of Marine and the holders of the bonds issued under or pursuant to this Bond Indenture. Such possession, operation and enjoyment shall be and continue as long as Mortgagors are not in default of the Bank Debt or in the payment of the principal of and interest on the bonds secured hereby or in the performance or observance of any covenant or condition hereof or of the bonds issued under or pursuant hereto.

                                                                     PAGE 3
                                          REVISED & RESTATED BOND INDENTURE

     5. CANCELLATION OF BONDS. Upon the payment of a bond at maturity, or its retirement before maturity, the bond shall be delivered to the Trustee for payment and cancellation.

     6. PAYMENT OF TAXES. Mortgagors shall pay and discharge before they are in arrears all taxes, assessments and other governmental charges lawfully imposed upon any and all of the property mortgaged hereunder or pursuant hereto that constitute a lien that is or may be superior to the lien of this mortgage, so that the priority of this Bond Indenture is preserved. Mortgagors also shall pay and discharge all claims of every kind and nature that may subsequently become a lien upon the property mortgaged hereunder or pursuant hereto, or any part of such property, that is or may be superior to the lien of this Bond Indenture so that the priority of this Bond Indenture is preserved. Mortgagors shall not permit or allow the creation of any mechanic's liens or similar charges upon the property mortgaged hereunder or pursuant hereto, or any part of such property, that may impair the priority of the lien of this Bond Indenture. All of the foregoing shall be observed until the principal of and interest on the bonds secured hereby have been paid in full.

     7. FURTHER INSTRUMENTS. At any tune while this Bond Indenture continues to be in force, Mortgagors shall make, execute and deliver such further or additional instruments and conveyances that may be necessary to vest in the Trustee and its successors and assigns the property interest described herein, and in all property subsequently acquired for the purpose of this trust.

     8. REMOVAL OR SALE OF MORTGAGED PROPERTY. Subject to the Bank Lien, and the prior payment and performance of the Bank Debt, Mortgagors shall be permitted, with the Trustee's permission, to remove, sell or dispose of any machinery or other personal property described herein that cannot be used advantageously in the operation of Mortgagors' business. However, in this case, Mortgagors shall replace any machinery or other property so removed, sold or disposed of with other Fixtures, machinery or other personal property equal in value to the property removed, sold or disposed of subject to the Bank Lied Alternatively, Mortgagors may, subject to the Bank Lien but without the Trustee's permission, remove, sell or dispose of any machinery or other personal property that cannot be used advantageously in the operation of its business and subject to the prior payment and performance of the Bank Debt, pay the Trustee the appraised value of the property removed, sold or disposed of. The money so received by the Trustee shall: (i) prior to payment and performance of the Bank Debt, be delivered immediately following receipt by Trustee to Marine; and (ii) following payment of the Bank Debt in fill, upon Mortgagors' request, be invested as further security in U. S. government securities of duration not to exceed the maturity date. Subject to the prior payment and performance of the Bank Debt, so long as Mortgagors are not in default in the payment of any part of the principal of or interest on the bonds secured hereby, the income from such securities shall be paid to Mortgagors. The only duty of the Trustee under this paragraph shall be to receive the money paid to it by Mortgagors and deliver such money to Marine or invest the same as provided in and permitted by this paragraph.

     9. AMENDMENT. Subject to the prior written consent of Marine delivered to Trustee, this Bond Indenture and the conditions and powers imposed or granted pursuant hereto may be changed in whatever manner that may be agreed upon between Mortgagor and the Trustee, with the consent of the holders of four-Fifths in principal amount of the bonds secured hereby then outstanding. The consent of the bond holders shall be given at a meeting of such holders

                                                                     PAGE 4
                                          REVISED & RESTATED BOND INDENTURE
called by the Trustee at the request of a bondholder upon three weeks' written notice of the time, place and purpose of the meeting, sewed by mail on all of the bondholders. The consent of the required number of bondholders to the changes must be in writing, duly signed and acknowledged by them. The consent shall be delivered to the Trustee and shall be the Trustee's authority for assenting to changes. Alternatively, the holders of four-fifths in principal amount of the bonds may deliver written instructions in lieu of a meeting.

     The changes consented to shall be reflected in an instrument duly executed between Mortgagors and the Trustee in a manner that shall entitle the instrument to be recorded in the place or places where this mortgage is recorded. The Trustee shall cause the instrument to be recorded.

     10. DEFAULT IN PAYMENT OF INTEREST OR PRINCIPAL. If ART fails to pay any interest on any bond secured hereby and such failure continues for 30 days after the payment is due and payable, or if ART fails to pay the principal of any bond secured hereby when payment is due and payable, the Trustee, in its discretion and after written request of the holders of 60 percent or more in principal amount of the bonds secured hereby then outstanding, may, subject to the rights of Marine and subject to Section 17 hereunder, sell all the property, rights and franchises mortgaged hereunder or pursuant hereto. Such sale shall be by public auction at the court house or other suitable place in Lake Charles, Louisiana. Written notice of the sale shall be given as required by Louisiana Statutes. Notice also shall be given by publication in a newspaper published in Calcasieu Parish, Louisiana, as, and if required by law. The Trustee may adjourn the sale from time to time in its discretion, and without further notice hold an adjourned sale. Upon sale, the Trustee shall make and deliver to the purchaser or purchasers of the property, rights and franchises sold a good and sufficient deed or deeds. The deed or deeds shall be a perpetual bar against Mortgagor and all persons and corporations lawfully claiming under or through Mortgagor. The principal of the bonds secured hereby that are then outstanding shall become due and payable at the time this sale is made, anything in the bonds or herein to the contrary notwithstanding.

     The Trustee shall apply the proceeds of the sale as follows:

               (a) To the payment of the costs and expenses of the sale, including reasonable compensation to the Trustee, its agents and attorneys, and all expenses, liabilities and advances made or incurred by the Trustee in managing and maintaining the property mortgaged hereunder or pursuant hereto, and all taxes and assessments superior to the lien of this mortgage.

               (b) To the payment of the whole amount of the principal of, and the accrued and unpaid interest on, the bonds issued hereunder or pursuant hereto that are outstanding without preference or priority. if the proceeds are not sufficient to pay such amounts in full, then to the payment of the principal and interest in proportion to the aggregate amount of the principal and accrued and unpaid interest.

               (c) The Trustee shall pay any surplus to whomever may be entitled to receive it.

                                                                     PAGE 5
                                          REVISED & RESTATED BOND INDENTURE

     11. RELEASE OF PURCHASER AT SALE ON MORTGAGORS' DEFAULT. The Trustee's receipt shall be sufficient discharge to a purchaser at the sale of mortgaged property, and the purchaser or purchasers, after paying the purchase money and receiving in exchange the Trustee's receipt, shall be under no obligation to cause the purchase money to be applied upon or for the trusts or the purposes of this mortgage or be answerable for any loss, misapplication or nonapplication of the purchase money by the Trustee.

     12. TRUSTEE'S AUTHORITY TO ACT IN CASE OF DEFAULT. In the event of a default in the payment or deposit when due of the principal of or interest on any of the bonds secured hereby, or in amortization or sinking fund requirements, or in the payment when due of taxes or assessments, or in the performance or observance on the part of Mortgagors of any covenant contained herein, the Trustee shall, upon any request from a majority of the holders of the bonds in interest, with due diligence, prudence and care, but subject in all respects to Section 17 hereof:

               (a) take whatever action may be proper or necessary to sequester the rents and income from the property secured by this mortgage;

               (b) procure from the owner of the property an assignment of rents and(or a consent to enter into possession of the property and collect the rents from the property;

               (c) apply to the court for the appointment of a receiver of the rents and income of the property;

               (d) declare immediately due and payable any principal amount remaining due and unpaid and commence and maintain an action to foreclose on the property and procure the sale of the property under a judgment rendered in the action;

               (e) apply the moneys received as rents and income from the property as well as moneys received by the Trustee from any receiver appointed for the property in its discretion to the maintenance and operation of the property, the payment of taxes and assessments levied on the property, and any arrears, to the payment of underlying liens, and to the creation and maintenance of a reserve or sinking fund, and, after the commencement of an action to foreclose the mortgage on the property, distribute ratably among the bondholders any moneys remaining in its hands; and

               (f) render annually to bondholders, after the occurrence of a default, unless the default has been cured, a summarized statement of income and expenditures in connection with the property.

                                                                     PAGE 6
                                          REVISED & RESTATED BOND INDENTURE

     13. REMEDIES CUMULATIVE. The remedies granted in this Bond Indenture are:
(i) cumulative and not exclusive, and are in addition to all other remedies that may exist to enforce the lien of this mortgage; and (ii) subject and subordinate in all respects to the rights of Marine under the Bank Lien.

     14. APPOINTMENT OF RECEIVER. Subject to Section 17 hereof, the Trustee shall be entitled, upon the commencement of a judicial proceedings to enforce any or all of the bondholder's rights hereunder, to the appointment of a receiver or receivers of the property mortgaged, and of the earnings, income, rents, and profits of the property mortgaged, pending the proceeding.

     15. SATISFACTION OF MORTGAGE. Upon Mortgagors' written request, the Trustee shall enter satisfactions of this mortgage in the records of the proper office or offices where both the principal of and interest on all of the bonds issued hereunder or pursuant hereto have been paid in full.

     16. CONDITIONS OF TRUST. The Trust Company of Louisiana accepts the trust of this instrument under the conditions of this PARA 16 only, and the Mortgagors and all holders of bonds secured hereby agree to such terms and conditions.

     The Trustee shall not be answerable for the default or misconduct of any agent or attorney appointed by it hereunder who was selected with reasonable care, or in any way whatever in connection with this trust, except for willful misconduct or gross negligence. The Trustee may purchase any bonds secured by this Bond Indenture with the same right that it would have if it were not the trustee hereunder.

     The Trustee shall not be personally liable for any debts contracted by it, or for any tort liability arising during the time that the Trustee may manage the mortgaged property, but the trust estate shall be primarily liable for every liability of any kind the Trustee may incur hereunder. The Trustee shall not be under any duty to do or perform any act hereunder, take any action for the enforcement of the trust created herein, or defend any action with respect hereto, unless it is requested in writing to do so by some person interested in the trust, and satisfactorily indemnified. The Trustee shall not be required to take notice of any default hereunder, or under the Bank Debt, or to take any action with respect to any default, unless requested to do so in writing by Marine or the holders of at least a majority in principal amount of the bonds then outstanding, and (solely with respect to a default by Mortgagors under the bonds) unless it is tendered reasonable indemnity, notwithstanding anything herein to the contrary. However, nothing herein shall affect any discretion given herein or elsewhere to the Trustee.

     The Trustee shall receive and collect directly or without the intervention or assistance of any fiscal agent or other intermediary all payments of moneys required to be made and paid hereunder and shall without such intervention or assistance reimburse the moneys pursuant to the terms hereof.

     The Trustee shall be required to act as tax withholding agent whenever authorized or required by law, and to receive, collect and pay the necessary tax and hold the surplus, if any, in trust for the rightful owners of the funds.

                                                                     PAGE 7
                                          REVISED & RESTATED BOND INDENTURE

     The Trustee may receive the advice of its own attorney, at Mortgagors' expense, and anything done in good faith by the Trustee in accordance with the advice of its counsel shall be conclusive in Trustee's favor, on Mortgagors and on all holders of bonds secured hereby.

     Mortgagors shall pay to the Trustee reasonable compensation for its services from time to time to reimburse the Trustee for all counsel fees, compensation of agents and other expenditures made hereunder by the Trustee, with interest. Mortgagors shall indemnify and hold the Trustee harmless from and against all liabilities, tort or contract, that the Trustee may incur in the exercise and performance of its powers and duties hereunder. This indemnification, reimbursement and payment of the Trustee is a First lien imposed hereby in favor of the Trustee upon all property mortgaged hereby or pursuant hereto, subject and subordinate to the Bank Lien.

     The Trustee may resign and discharge itself of the trust created hereby, by written notice to Mortgagors and Marine given at least three months before the resignation is to take effect.

     A vacancy in the office of trustee shall be Filled by giving a notice to each bondholder stating that a vacancy exists, that a change of trustee is necessary, and that, unless objection is made within ten days from the date of the notice by bondholders that hold a majority in principal amount of the bond then outstanding, the new trustee designated in the notice shall be appointed. If a majority of the bondholders disapprove of the new trustee chosen, the selection shall be left to the original trustee. A majority of the bondholders in interest may substitute another person as Trustee upon delivering to the person then serving in the office an act of acceptance by the substitute fiduciary.

     If the Trustee pays any tax, assessment or similar charge, it shall have a First lien on the property mortgaged to secure the payment of the amount paid, subject and subordinate to the Bank Lien.

     The Trustee shall have the right to require proof of the ownership of any bond by the production thereof, or by the production of a certificate executed by a depository approved by the Trustee showing that, on the date thereof, the person had on deposit with that depository the bond described therein.

     If any bond secured hereby becomes mutilated, lost or destroyed, Mortgagor, in its discretion, may issue, and the Trustee may certify, a new bond in identical form bearing a new serial number in substitution or exchange for the bond mutilated, lost or destroyed. To obtain a new bond, the owner of the bond mutilated, lost or destroyed must surrender the mutilated bond to the Trustee, or file with the Trustee evidence of the loss or destruction thereof. The owner also must give indemnity that the Trustee considers satisfactory.

     Whenever herein the existence of any fact or the sufficiency or validity of any instrument, proceeding or proof of any fact is prescribed as a precondition to any action on the part of the Trustee, and the existence, sufficiency or validity must be ascertained by the Trustee as a basis of an action by the Trustee, a certified copy of a resolution of Mortgagor's board of directors, together with a certificate of the president, a vice president, the secretary, or the treasurer of the Mortgagor under oath, shall be sufficient evidence of the fact and of

                                                                     PAGE 8
                                          REVISED & RESTATED BOND INDENTURE
the sufficiency or validity, and shall protect the Trustee as to any action done in reliance on the certificate. The Trustee, however, may require other evidence of such fact.

     Mortgagor shall pay the Trustee its necessary fees and expenses in the execution of the trust created hereby.


     17. SUBORDINATION OF LIEN AND PAYMENTS. Notwithstanding anything contained herein, or any bond, to the contrary, this Bond Indenture is subject to the terms and provisions contained in that certain Subordination Agreement (herein so called) dated as of September 15, 1995, executed by Trustee, Marine, and the Mortgagors. In the event of any conflict between the terms and provision contained in this Bond Indenture, or any bond, and the terms and provisions contained in the Subordination Agreement, the Subordination Agreement shall control.


     18. NON EXTINGUISHMENT. This Bond Indenture is given in renewal, restatement and replacement, but not extinguishment, of the Original Indenture.


     IN WITNESS WHEREOF each of the Mortgagors has caused this Bond Indenture to be signed by its president, and the Trustee, as evidence of its acceptance of the trusts and obligations imposed on it hereby, has caused this Bond Indenture to be signed by its vice president on the day, month and year first written above.

               ARRHYTHMIA RESEARCH TECHNOLOGY, INC., Mortgagor


               By:  E. P. MARINOS
                    ----------------------------------------
                    E. P. Marinos, President


               MICRON PRODUCTS INC., Mortgagor


               By:  ANTHONY A. CETRONE
                    ----------------------------------------
                    Anthony A. Cetrone, President


               THE TRUST COMPANY OF LOUISIANA, Trustee


               By:
                    ----------------------------------------
                    Allain G. Davidson, Jr., Vice President


                                                                     PAGE 9
                                          REVISED & RESTATED BOND INDENTURE

                                   EXHIBIT "A"
                                       TO
                              REVISED AND RESTATED
                                 BOND INDENTURE



                       [Copy of Revised and Restated Bond]






                                                                    PAGE 10
                                          REVISED & RESTATED BOND INDENTURE

                              REVISED AND RESTATED
                                    BOND FORM


                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
                      5-YEAR 11 PERCENT LESSER-SECURED BOND
                                DUE MAY 31, 2000

Number                                                                   $25,000
       ------


     For value received, Arrhythmia Research Technology, Inc., a Delaware corporation (the CORPORATION), promises to pay to ______________________, or registered assigns, on May 31, 2000, the principal sum of Twenty-five Thousand ($25,000) Dollars in lawful money of the United States of America. The Corporation further promises to pay interest on the principal sum from May 31, 1995, (ISSUE DATE) at the rate of eleven percent (11%) per annum in lawful money of the United States of America. Interest will be paid quarterly on the last day of August, November, February, and May computed from the issue date with the first installment due August 31, 1995, until the principal sum of this Bond has been paid or provision for its payment made.

     The principal of this Bond shall be payable at the principal office of The Trust Company of Louisiana upon the presentation and surrender hereof. The interest payments will be mailed to the registered holder of this Bond at the address appearIng on the books of the paying agent.

     This Bond is one of a series of bonds of the Corporation designated as its 5-Year, 11 Percent Lesser-Secured Bond due May 31, 2000, issued and to be issued in connection with and secured by that certain Revised and Restated Bond Indenture (the BOND INDENTURE) dated ___________________________ executed by and among the Corporation, Micron Products, Inc., (MICRON) a Massachusetts corporation, and The Trust Company of Louisiana, as Trustee. The aggregate amount of bonds that may be issued under and pursuant to Bond Indenture is Six Hundred Thousand ($600,000) Dollars and shall be issued in denominations of $25,000; all of such bonds are equally secured by the Bond Indenture. The Bond Indenture mortgages to the Trustee the property and assets of the Corporation specified therein, subject to the rights, collateral pledges, liens, and security interests now or hereafter granted by the Corporation and/or Micron in favor of MarIne Midland Business Loans, Inc. (MARINE). The Bond Indenture contains a description of the property and assets mortgaged, the nature and extent of the security interest of the Trustee in the property and assets mortgaged, the nature and extent of the rights of the holders of the bonds under the Bond Indenture, the terms and conditions under which the bonds are issued, and the terms pursuant to which payment of this Bond is subordinated to payment to MarIne of the Bank Debt (hereafter defined). Reference is hereby made to the Bond Indenture with respect to all of the foregoing.

     This Bond is registered both as to principal and interest and is transferable only on the books of the paying agent by presentation and surrender of this Bond accompanied by an assignment form duly completed and executed by the registered holder hereof or a duly authorized attorney.

     The rights of the holder hereof, or its registered assigns to receive any payment of principal or interest on this Bond or to receive the benefit of any lien, security interest, mortgage o? deed of trust securing payment of this Bond, are subject and subordinate to the prior payment and performance of the indebtedness, liabilities and obligations of the Corporation and Micron Products Inc. (MICRON) to MarIne Midland Business Loans, Inc. (MARINE), in existence at any time, and from time to time (such indebtedness, liabilities and obligations, together with any deferrals, renewals, increases, modifications or extensions thereof, referred to herein as the BANK DEBT), and the holder hereof accepts this Bond subject and subordinate to prior payment and performance of the Bank Debt as set forth in the Bond Indenture.

     This Bond will not become an obligation of the Corporation unless and until the trustee's certificate on this Bond has been signed by an officer of The Trust Company of Louisiana.

     This Bond is given in renewal, restatement and replacement, but not extinguishment, of that certaIn Bond _________ in the original principal amount of ________________ issued by the Corporation to __________________ .

     IN WITNESS WHEREOF, the Corporation has caused this Bond to be signed by
its duly authorized officers on this           day of
, 1995.

                         ARRHYTHMIA RESEARCH TECHNOLOGY, INC.



                         ----------------------------------------------------
                         President


                         ----------------------------------------------------
                         Secretary




                              TRUSTEE'S CERTIFICATE

The Trust Company of Louisiana, Trustee, hereby certifies that this Bond is one of the bonds referred to in the mortgage or deed of trust referred to in this Bond Indenture.




                         ----------------------------------------------------
                         Allain G. Davidson, Jr., Vice President

     THIS BOND IS SUBORDINATED UNDER THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 15, 1995, EXECUTED BY THE PAYEE HEREOF IN FAVOR OF MARINE MIDLAND BUSINESS LOANS, INC. THIS BOND MAY NOT BE MODIFIED, AMENDED, RENEWED, REPLACED OR REDEEMED WIThOUT THE PRIOR, WRITTEN CONSENT OF MARINE MIDLAND BUSINESS LOANS, INC.

                              REVISED AND RESTATED
                                    BOND FORM


                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
                      5-YEAR 11 PERCENT LESSER-SECURED BOND
                                DUE MAY 31, 2000

Number FIELD(NUMBER);                                                    $25,000


     For value received, Arrhythmia Research Technology, Inc., a Delaware corporation (the Corporation), promises to pay to pay to FIELD(NAME), FIELD(NAME1), FIELD(ADDRESS), FIELD(CITY), or registered assigns, on May 31, 2000, the principal sum of Twenty-five Thousand ($25,000) Dollars in lawful money of the United States of America. The Corporation further promises to pay interest on the principal sum from May 31, 1995, (ISSUE DATE) at the rate of eleven percent (11%) per annum in lawful money of the United States of America. Interest will be paid quarterly on the last day of August, November, February, and May computed from the issue date with the first installment due August 31, 1995, until the principal sum of this Bond has been paid or provision for its payment made.

     The principal of this Bond shall be payable at the principal office of The Trust Company of Louisiana upon the presentation and surrender hereof. The interest payments will be mailed to the registered holder of this Bond at the address appearing on the books of the paying agent.


     This Bond is one of a series of bonds of the Corporation designated as its 5-Year, 11 Percent Lesser-Secured Bond due May 31, 2000, issued and to be issued in connection with and secured by that certain Revised and Restated Bond Indenture (the BOND INDENTURE) dated as of May 31, 1995, executed by and among the Corporation, Micron Products, Inc., (MICRON) a Massachusetts corporation, and The Trust Company of Louisiana, as Trustee. The aggregate amount of bonds that may be issued under and pursuant to the Bond Indenture is Six Hundred Thousand ($600,000) Dollars and shall be issued in denominations of $25,000; all of such bonds are equally secured by the Bond Indenture. The Bond Indenture mortgages to the Trustee the property and assets of the Corporation specified therein, subject to the rights, collateral pledges, liens, and security interests now or hereafter granted by the Corporation and/or Micron in favor of Marine Midland Business Loans, Inc. (MARINE). The Bond Indenture contains a description of the property and assets mortgaged, the nature and extent of the security interest of the Trustee in the property and assets mortgaged, the nature and extent of the rights of the holders of the bonds under the Bond Indenture, the terms and conditions under which the bonds are issued, and the terms pursuant to which payment of this Bond is subordinated to payment to Marine of the Bank Debt (hereafter defined). Reference is hereby made to the Bond Indenture with respect to all of the foregoing.

     This Bond is registered both as to principal and interest and is transferable only on the books of the paying agent by presentation and surrender of this Bond accompanied by an assignment form duly completed and executed by the registered holder hereof or a duly authorized attorney.

     The rights of the holder hereof, or its registered assigns to receive any payment of principal or interest on this Bond or to receive the benefit of any lien, security interest, mortgage or deed of trust securing payment of this Bond, are subject and subordinate to the prior payment and performance of the indebtedness, liabilities and obligations of the Corporation and Micron to Marine, in existence at any time, and from time to time (such indebtedness, liabilities and obligations, together with any deferrals, renewals, increases, modifications or extensions thereof, referred to herein as the BANK DEBT), and the holder hereof accepts this Bond subject and subordinate to prior payment and performance of the Bank Debt as set forth in the Bond Indenture.


     This Bond will not become an obligation of the Corporation unless and until the trustee's certificate on this Bond has been signed by an officer of The Trust Company of Louisiana.

     This Bond is given in renewal, restatement and replacement of that certain Arrhythmia Research Technology, Inc. 5-Year, 11 Percent Lesser Secured Bond due May 31, 2000, NUMBER FIELD(NUMBER) in the original principal amount of $25,000.00 issued by the Corporation to FIELD(NAME).

     IN WITNESS WHEREOF, the Corporation has caused this Bond to be signed by
its duly authorized officers on this          day of                          ,
1995, to be effective as of May 31, 1995.

                         ARRHYTHMIA RESEARCH TECHNOLOGY, INC.


                         ----------------------------------------
                         President

                         ----------------------------------------
                         Secretary



                              TRUSTEE'S CERTIFICATE

The Trust Company of Louisiana, Trustee, hereby certifies that this Bond is one of the bonds referred to in the Bond indenture.


                         ---------------------------------------
                         Allain G Davidson, Jr., Vice President